Exhibit 99.1

First Data Reports Fourth Quarter and Full-Year 2012 Financial Results

•      Fourth quarter 2012 consolidated revenue of $2.8 billion, up 3%; adjusted revenue of $1.8 billion, up 1%

•      Fourth quarter net loss attributable to First Data $179 million; adjusted EBITDA of $656 million, flat year-over-year

•      Generated $767 million in operating cash flow for 2012 and ended the quarter with $1.8 billion in unrestricted liquidity

ATLANTA, Jan. 29, 2013 — First Data Corporation today reported its financial results for the fourth quarter ended December 31, 2012. Consolidated revenue for the fourth quarter was $2.8 billion, up $69 million, or 3%, compared to a year ago, primarily driven by a $55 million increase in debit network fees. Adjusted revenue, which excludes certain items including debit network fees, increased $18 million, or 1%, year-over-year to $1.8 billion.

For the fourth quarter, the net loss attributable to First Data was $179 million, compared to a loss of $69 million a year ago. The change was primarily due to a $59 million pre-tax gain recognized in other income and expense in the prior year upon disposition of a business in connection with the formation of an alliance and the establishment of valuation allowances against state net operating loss carry forwards in the current year. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $656 million, essentially flat compared to $655 million in the fourth quarter of 2011.

Consolidated revenue for the full year 2012 was $10.7 billion, flat year-over-year due to revenue growth in the global merchant acquiring business offset by lower debit network fees. Full-year adjusted revenue increased 3% to $6.76 billion. The full-year net loss attributable to First Data was $701 million, $185 million higher than the loss reported a year ago. Operating profit improved 14% or $132 million, but was more than offset by an increase in interest expense and a decline in other income and expense driven by mark-to-market losses on interest rate swaps as well as the prior year one-time gain described above. For 2012, adjusted EBITDA was $2.44 billion, up $187 million, or 8%, compared to $2.25 billion in 2011 driven by revenue growth and flat expenses.

First Data generated $767 million in operating cash flow, after $1.8 billion in cash interest payments for the full year and finished the quarter with $1.8 billion in unrestricted liquidity—$324 million in cash available for corporate use plus $1.5 billion under the revolving credit facility.

“Despite a challenging economic environment, we grew adjusted revenues by 3% and adjusted EBITDA by 8% for the full year 2012 on growth in our global acquiring business and cost containment,” said Chief Executive Officer, Jonathan J. Judge. “We continue to make investments in new product innovation around our merchant base including next-generation tablet-based point-of-sale systems. As the payments industry continues to evolve through the convergence of offline, online and mobile payments First Data intends to help lead the way in Universal Commerce.”

Segment Results

Retail and Alliance Services segment revenue for the fourth quarter was $931 million, up $5 million, or 1%, compared to $926 million in 2011. Merchant revenue was up 1%, driven by higher volume offset by lower yield.  Transaction growth was 6% and credit mix was 71%. Regional average ticket was $69, up slightly compared to a year ago. Product revenue was up 1% as growth in prepaid open-loop was offset by declining check-processing. Segment EBITDA was $418 million, up $2 million, or 1%, compared to 2011.  Margin for the fourth quarter was maintained at 45%. During the quarter, Retail and Alliance Services added eight bank referral agreements and seven new independent sales organizations.

Full-year Retail and Alliance Services segment revenue was $3.6 billion, up $221 million, or 7%, compared to $3.4 billion in 2011. Revenue was driven by 5% transaction and volume growth, lower debit interchange rates and new processing revenue from the Bank of America Merchant Services alliance, partially offset by pressure on yield. Growth in prepaid and point of sale equipment was mostly offset by declines in check processing. During the year, Retail and Alliance Services added 40 new independent sales organizations, 21 bank referral agreements and 5 new revenue sharing agreements. For 2012, segment EBITDA was $1.6 billion, up $187 million or 13%, compared to $1.4 billion in 2011. Margin improved 260 basis points to 44%.

Financial Services segment revenue for the fourth quarter was $349 million, down $5 million or 1%, compared to $354 million in the same quarter of 2011. Volume growth and new business was offset by lost business and price compression. In addition, revenues were impacted by the divestiture of two small businesses providing information and check clearing services. Active card accounts on file were up 18% compared to the prior year, primarily driven by a new customer conversion during the first quarter of 2012.  Absent this impact, active card accounts on file were up 3%. Debit issuer transactions were down 14%, impacted by a previously disclosed customer deconversion. Absent this impact, debit issuer transactions were up 6% on new STAR network business and continued growth from existing customers partially offset by lost business. Segment EBITDA was $146 million, down $12 million or 8%, compared to $158 million in 2011. Margin for the fourth quarter was 42% versus 45% in the prior year. During the quarter, Financial Services renewed more than 560 contracts with financial institutions.

Full-year Financial Services segment revenue was $1.4 billion, up $11 million, or 1%, compared to 2011. New business and volume growth offset lost business and price compression. Segment EBITDA for 2012 was $603 million, up $10 million or 2%, compared to $593 million in 2011. Margin was maintained at 43%. During the year, Financial Services renewed more than 1,670 contracts with financial institutions.

International segment revenue for the fourth quarter was $462 million, up $20 million, or 5%, compared to $441 million in the prior year. On a constant currency basis, segment revenue was up 6%. Merchant acquiring revenue, on a constant currency basis, grew 8% on higher transaction volumes. Issuing revenue, on a constant currency basis, increased 3% as software license fees and higher transaction volumes were partially offset by lost business. Segment EBITDA was $151 million, up $20 million or 15%, compared to $131 million in 2011. Foreign currency had a negligible impact in the fourth quarter. Margin improved to 33%, up 300 basis points.

Full-year International segment revenue was $1.7 billion, down $43 million or 2%, compared to 2011. Segment revenue on a constant currency basis was up 2%. Segment EBITDA was $484 million, up $30 million or 6%, compared to $454 million for 2011. On a constant currency basis, segment EBITDA was up $48 million or 10%. Margin improved 240 basis points to 28% on cost reductions. Changes in foreign currency rates resulted in an $18 million unfavorable impact to EBITDA for the full year.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Tuesday, January 29 at 10 a.m. EDT to review fourth quarter 2012 financial results. First Data Chief Financial Officer Ray Winborne will lead the call and will be joined by Chief Executive Officer Jonathan J. Judge.

The webcast of the call and accompanying slide presentation will be available on the “Investor Relations” section of the First Data website at investor.firstdata.com.

To listen to the call, dial 888-771-4371 (U.S.) or 847-585-4405 (outside the U.S.); pass code 34004456, at least 10 minutes prior to the start of the call.

A replay of the call will be available through February 12, 2013, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); pass code 34004456# and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended December 31,
	2012	2011	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,011.0	$994.4	2%
Check services	80.1	85.8	-7%
Card services	438.9	439.9	0%
Other services	134.5	149.2	-10%
Product sales and other	228.8	210.1	9%
Reimbursable debit network fees, postage and other	863.5	808.4	7%
	2,756.8	2,687.8	3%

Expenses:
Cost of services (exclusive of items shown below)	725.7	706.7	3%
Cost of products sold	85.0	93.9	-9%
Selling, general and administrative	452.1	435.7	4%
Reimbursable debit network fees, postage and other	863.5	808.4	7%
Depreciation and amortization	294.5	309.7	-5%
Other operating expenses:
Restructuring, net	(1.0)	3.6	NM
	2,419.8	2,358.0	3%
Operating profit	337.0	329.8	2%

Interest income	2.5	2.5	0%
Interest expense	(467.4)	(461.8)	1%
Other income (expense) (b)	(11.5)	56.4	NM
	(476.4)	(402.9)	18%

Loss before income taxes and equity earnings in affiliates	(139.4)	(73.1)	91%

Income tax expense (benefit)	28.3	(15.1)	NM
Equity earnings in affiliates (a)	43.7	44.4	-2%
Net loss	(124.0)	(13.6)	812%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	55.0	55.7	-1%
Net loss attributable to First Data Corporation	$(179.0)	$(69.3)	158%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2012	2011	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$3,896.3	$3,692.8	6%
Check services	313.9	338.2	-7%
Card services	1,737.7	1,750.6	-1%
Other services	504.2	548.4	-8%
Product sales and other	866.7	852.1	2%
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	-5%
	10,680.3	10,713.6	0%

Expenses:
Cost of services (exclusive of items shown below)	2,863.5	2,888.4	-1%
Cost of products sold	336.3	369.6	-9%
Selling, general and administrative	1,825.4	1,693.7	8%
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	-5%
Depreciation and amortization	1,191.6	1,245.0	-4%
Other operating expenses:
Restructuring, net	23.1	46.4	NM
Impairments	5.1	—	NM
Litigation and regulatory settlements	—	(2.5)	NM
	9,606.5	9,772.1	-2%
Operating profit	1,073.8	941.5	14%

Interest income	8.8	7.9	11%
Interest expense	(1,897.8)	(1,833.1)	4%
Other income (expense) (b)	(94.3)	124.1	NM
	(1,983.3)	(1,701.1)	17%

Loss before income taxes and equity earnings in affiliates	(909.5)	(759.6)	20%

Income tax benefit	(224.0)	(270.1)	-17%
Equity earnings in affiliates (a)	158.2	153.4	3%
Net loss	(527.3)	(336.1)	57%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	173.6	180.0	-4%
Net loss attributable to First Data Corporation	$(700.9)	$(516.1)	36%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended December 31,
	2012	2011	Change
Segment Revenues (c):
Retail and Alliance Services	$931.4	$925.5	1%
Financial Services	348.7	353.6	-1%
International	461.9	441.5	5%
Subtotal segment revenues	1,742.0	1,720.6	1%
All Other and Corporate	27.9	28.3	-1%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(0.8)	1.6	NM
Eliminations of intersegment revenues	(16.5)	(16.0)	NM
Adjusted revenue	1,752.6	1,734.5	1%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	24.7	35.0	NM
Official check and money order revenues (d)	0.8	(1.6)	NM
ISO commission expense (g)	115.2	111.5	NM
Reimbursable debit network fees, postage and other	863.5	808.4	7%
Consolidated revenues	$2,756.8	$2,687.8	3%

Segment EBITDA (h):
Retail and Alliance Services	$418.2	$415.7	1%
Financial Services	145.9	158.4	-8%
International	151.4	131.5	15%
Subtotal segment EBITDA	715.5	705.6	1%
All Other and Corporate	(60.0)	(50.5)	19%
Adjusted EBITDA	655.5	655.1	0%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	3.0	10.4	NM
Depreciation and amortization	(294.5)	(309.7)	-5%
Interest expense	(467.4)	(461.8)	1%
Interest income	2.5	2.5	0%
Other items (i)	(19.8)	44.4	NM
Income tax (expense) benefit	(28.3)	15.1	NM
Stock based compensation	(1.4)	(4.2)	-67%
Official check and money order EBITDA (d)	0.2	(4.0)	NM
Costs of alliance conversions (j)	(20.7)	(8.4)	NM
KKR related items (k)	(8.4)	(9.0)	NM
Debt issuance costs (l)	0.3	0.3	NM
Net loss attributable to First Data Corporation	$(179.0)	$(69.3)	158%

Segment depreciation and amortization (a):
Retail and Alliance Services	$128.6	$140.6	-9%
Financial Services	81.7	89.1	-8%
International	69.7	57.6	21%
Subtotal segment depreciation and amortization	280.0	287.3	-3%
All Other and Corporate	11.6	12.5	-7%
	291.6	299.8	-3%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	24.4	28.8	NM
Amortization of initial payments for new contracts	10.8	11.3	-4%
Total consolidated depreciation and amortization	$326.8	$339.9	-4%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2012	2011	Change
Segment Revenues (c):
Retail and Alliance Services	$3,602.8	$3,382.0	7%
Financial Services	1,390.1	1,379.5	1%
International	1,718.4	1,761.3	-2%
Subtotal segment revenues	6,711.3	6,522.8	3%
All Other and Corporate	125.0	141.2	-11%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(12.7)	(9.9)	NM
Eliminations of intersegment revenues	(61.6)	(65.1)	NM
Adjusted revenue	6,762.0	6,589.0	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	73.2	179.7	NM
Official check and money order revenues (d)	12.7	9.9	NM
ISO commission expense (g)	470.9	403.5	NM
Reimbursable debit network fees, postage and other	3,361.5	3,531.5	-5%
Consolidated revenues	$10,680.3	$10,713.6	0%

Segment EBITDA (h):
Retail and Alliance Services	$1,594.8	$1,407.5	13%
Financial Services	603.1	593.5	2%
International	483.8	454.3	6%
Subtotal segment EBITDA	2,681.7	2,455.3	9%
All Other and Corporate	(246.0)	(206.8)	19%
Adjusted EBITDA	2,435.7	2,248.5	8%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	6.8	59.5	NM
Depreciation and amortization	(1,191.6)	(1,245.0)	-4%
Interest expense	(1,897.8)	(1,833.1)	4%
Interest income	8.8	7.9	11%
Other items (i)	(156.9)	62.4	NM
Income tax benefit	224.0	270.1	-17%
Stock based compensation	(11.8)	(16.9)	-30%
Official check and money order EBITDA (d)	6.4	(0.5)	NM
Costs of alliance conversions (j)	(77.2)	(28.4)	NM
KKR related items (k)	(33.6)	(37.4)	NM
Debt issuance costs (l)	(13.7)	(3.2)	NM
Net loss attributable to First Data Corporation	$(700.9)	$(516.1)	36%

Segment depreciation and amortization (a):
Retail and Alliance Services	$520.1	$571.1	-9%
Financial Services	337.2	347.7	-3%
International	282.9	222.7	27%
Subtotal segment depreciation and amortization	1,140.2	1,141.5	0%
All Other and Corporate	45.1	45.1	0%
	1,185.3	1,186.6	0%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	101.1	115.1	NM
Amortization of initial payments for new contracts	44.5	42.5	5%
Total consolidated depreciation and amortization	$1,330.9	$1,344.2	-1%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)

Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees” and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $21.5 million and $94.8 million for the three and twelve months ended December 31, 2012, respectively, and $18.9 million and $56.7 million for the three and twelve months ended December 31, 2011, respectively.

(b)

Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)

Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.
(e)	Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.
(f)

Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)

Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)

Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)

Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)

Costs of alliance conversions primarily represent costs directly associated with the termination of the Chase Paymentech alliance as well as expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms prior to October 1, 2011. Effective October 1, 2011, First Data and Bank of America N.A. (“the Bank”) jointly decided to have First Data operate the Bank’s legacy settlement platform. Costs associated with the revised strategy are also included in this line item.

(k)	Represents KKR annual sponsorship fees for management, financial and other advisory services.
(l)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	December 31,	December 31,
	2012	2011
	(Unaudited)

Cash and cash equivalents	$608.3	$485.7
Current settlement assets	9,173.8	10,658.3
Long-term settlement assets	54.3	181.0
Total assets	37,899.0	40,276.3

Short-term and current portion of long-term borrowings	257.1	133.4
Settlement obligations	9,226.3	10,837.8
Long-term borrowings	22,528.9	22,521.7
Total liabilities	35,205.2	36,800.9

Redeemable noncontrolling interest	67.4	67.4

Total First Data Corporation stockholder’s (deficit) equity	(598.5)	96.6
Noncontrolling interests	3,224.9	3,311.4
Total equity	2,626.4	3,408.0

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31,	Three months ended December 31,	Twelve months ended December 31,	Twelve months ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Source/(Use) of cash
Net cash provided by operating activities	$229.2	$576.7	$767.4	$1,115.6

Net cash used in investing activities	(121.7)	(264.3)	(397.1)	(558.6)

Net cash provided by (used in) financing activities	32.3	(229.2)	(248.5)	(564.5)

Supplemental cash flow data

Cash interest payments on long-term debt (a)	368	188	1,778	1,437

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2013 and 2014 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt (c)
(Unaudited)
March 31, 2013	$440
June 30, 2013	465
September 30, 2013	665
December 31, 2013	225
$1,795

Year ended December 31, 2014	$1,790

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)

This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)

The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash.  These amounts represent the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2013 and 2014 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of December 31, 2012, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $11,985.1 million, Consolidated EBITDA of $2,913.8 million and a Ratio of 4.11 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended December 31, 2012
Net loss attributable to First Data Corporation	$(700.9)
Interest expense, net (1)	1,889.0
Income tax benefit	(224.0)
Depreciation and amortization (2)	1,330.9
EBITDA (15)	2,295.0

Stock based compensation (3)	11.8
Restructuring, net (4)	37.7
Derivative financial instruments (gains) and losses (5)	91.3
Official check and money order EBITDA (6)	(6.4)
Cost of alliance conversions and other technology initiatives (7)	79.9
KKR related items (8)	21.3
Debt issuance costs (9)	13.7
Projected near-term cost savings and revenue enhancements (10)	151.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests (11)	173.6
Equity entities taxes, depreciation and amortization (12)	15.0
Impairments (13)	22.1
Other (14)	7.8
Consolidated EBITDA (15)	$2,913.8

(1)	Includes interest expense and interest income.
(2)

Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $44.5 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $94.8 million.

(3)	Stock based compensation recognized as expense.
(4)	Restructuring charges in connection with management’s alignment of the business with strategic objectives and employee reduction and certain employee relocation efforts in Germany.
(5)	Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.
(6)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to FDC’s wind down of these businesses.
(7)

Represents costs directly associated with the termination of the Chase Paymentech alliance, expenses related to First Data taking over operations of Bank of America N.A.’s legacy settlement platform in connection with the Banc of America Merchant Services (“BAMS”) alliance and conversion of certain BAMS merchants onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.

(8)	Represents KKR annual sponsorship fees for management, financial and other advisory services.
(9)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.
(10)

Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 7, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(11)	Net income attributable to noncontrolling interests and redeemable noncontrolling interests in restricted subsidiaries.
(12)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.
(13)	Represents impairment of certain equipment, land and a building.
(14)	Includes items such as litigation and regulatory settlements, investments gains and losses, non-operating foreign currency gains and losses and other as applicable to the period presented.

(15)

EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 10 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments.  Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues.  Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates.  Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	Change	2012	2011	Change
International
Segment revenue	$461.9	$441.5	5%	$1,718.4	$1,761.3	-2%
Foreign exchange impact (1)	4.3			74.0
Segment revenue on a constant currency basis	$466.2	$441.5	6%	$1,792.4	$1,761.3	2%

	Three months ended December 31,
	2012	2011	Change
International
Segment revenue - merchant acquiring	$212.7	$197.8	8%
Foreign exchange impact (1)	1.7
Segment revenue - merchant acquiring on a constant currency basis	$214.4	$197.8	8%

	Three months ended December 31,
	2012	2011	Change
International
Segment revenue - card issuing	$249.2	$243.7	2%
Foreign exchange impact (1)	2.6
Segment revenue - card issuing on a constant currency basis	$251.8	$243.7	3%

	Twelve months ended December 31,
	2012	2011	Change
International
Segment EBITDA	$483.8	$454.3	6%
Foreign exchange impact (1)	18.1
Segment EBITDA on a constant currency basis	$501.9	$454.3	10%

(1) Foreign exchange impact represents the difference between actual 2012 revenue and 2012 revenue calculated using 2011 exchange rates.